Exhibit 99.1

ANALOGIC CORPORATION	NEWS RELEASE
8 CENTENNIAL DRIVE
PEABODY, MA 01960

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Strategic Marketing & Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Corporation Announces Results for

Its Third Quarter Ended April 30, 2010

PEABODY, MA (June 9, 2010) – Analogic Corporation (NASDAQ: ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2010.

Highlights during the third quarter included:

•	Revenue of $107.2 million, up 15% from Q3 2009

•	GAAP Diluted EPS of $0.38, up 111% from Q3 2009

•	Cash flow from operations improved to $13 million

Revenues for the third fiscal quarter ended April 30, 2010, were $107.2 million, compared with second quarter revenues of $103.3 million and the prior fiscal year’s third quarter revenues of $93.6 million. Income from operations for the third quarter of fiscal 2010 was $6.2 million compared with $5.0 million in the second quarter of fiscal 2010, and $1.5 million in the prior year’s third quarter. Reported net income for the third quarter of fiscal 2010 was $4.8 million, or $0.38 per diluted share, compared with $3.6 million, or $0.29 per diluted share, in the second quarter of fiscal 2010, and $2.3 million, or $0.18 per diluted share, for the prior year’s third quarter.

Adjusted non-GAAP income from operations for the third quarter of fiscal 2010 was $8.3 million compared with $7.8 million in the second quarter of fiscal 2010, and $3.3 million in the prior year’s third quarter. Adjusted non-GAAP net income for the third quarter of fiscal 2010 was $6.2 million, or $0.49 per diluted share, compared with $5.5 million, or $0.43 per diluted share, in the second quarter of fiscal 2010, and $3.1 million, or $0.24 per diluted share, for the prior year’s third quarter. A reconciliation of GAAP to adjusted non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “We continue to see improvement in our Medical Technology end markets. Our OEM Medical Imaging business performed well this quarter, with revenues growing 22% from last year. I am pleased to see continued penetration of our new Flex Focus™ family of specialized ultrasound products, as evidenced by 15% year-over-year revenue growth. Our security business remained stable in the quarter and the remainder of the fiscal year looks smooth. In addition to our strong revenue growth, I am also pleased to see continued improvement in overall operating margins as we progress toward our stated goal of double-digit operating margins by fiscal year 2012.”

Segment Revenues

Revenues from our CT and MRI segment were $61.1 million for the third quarter of fiscal 2010, up $5.8 million from the second quarter and up $11.1 million from the prior year’s third quarter. Revenues increased during the third quarter, reflecting the positive impact on hospital spending as a result of the improving global economy.

Digital Radiography revenues were $10.1 million for the third quarter of fiscal 2010, up $1.5 million from Q2 and down $0.2 million from the prior year’s third quarter. The demand for our Selenium-based mammography detectors continues to improve.

Our Specialized Ultrasound segment generated revenues of $22.1 million for the third quarter of fiscal 2010, down $2.7 million from Q2 and up $2.9 million from Q3 of last year. Revenues decreased as compared with Q2 2010 due to normal seasonality as well as $1.0 million unfavorable foreign currency impact in Europe. Revenues increased compared with Q3 2009, which was due to the increasing demand for our Flex Focus family of specialized ultrasound scanners.

Security Technology revenues were $12.2 million for the third quarter of fiscal 2010, down $0.6 million from last quarter and flat from Q3 2009. Revenues were down slightly as compared with Q2 2010 due primarily to slightly lower shipment volume.

Use of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The adjusted non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our adjusted non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on June 9, 2010 at 5:00 p.m. (ET) to discuss the results for the third quarter. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s web site at http://investor.analogic.com.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit http://investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 8, 2010. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 83667160.

The replay of the conference call webcast will be archived at http://investor.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) July 8, 2010. For more information, visit http://investor.analogic.com, or call 978-326-4058.

About Analogic

Analogic is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital radiography, specialized ultrasound, and automatic explosives detection for airport security. Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to specialized clinical end-user markets through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) (Unaudited)

(In thousands, except per share data)	Three Months Ended			Nine Months Ended
	April 30, 2010	January 31, 2010	April 30, 2009	April 30, 2010	April 30, 2009
Net revenue:
Product	$99,813	$98,619	$86,864	$287,886	$276,255
Engineering	5,659	2,914	4,846	11,925	14,547
Other	1,728	1,731	1,883	6,030	7,058

Total net revenue	107,200	103,264	93,593	305,841	297,860

Cost of sales:
Product	62,729	60,007	55,908	182,513	183,008
Engineering	4,825	3,505	5,148	11,497	14,631
Other	1,606	1,550	1,576	4,727	5,062

Total cost of sales	69,160	65,062	62,632	198,737	202,701

Gross margin	38,040	38,202	30,961	107,104	95,159

Operating expenses:
Research and product development	12,588	12,134	10,572	36,177	34,497
Selling and marketing	9,374	9,616	8,985	28,298	28,397
General and administrative	9,891	10,718	9,899	30,704	30,363
Restructuring charge	—	764	—	764	3,488

Total operating expenses	31,853	33,232	29,456	95,943	96,745

Income (loss) from operations	6,187	4,970	1,505	11,161	(1,586)

Other income (expense):
Interest income, net	161	150	531	487	2,306
Other, net	(45)	(274)	(158)	(462)	739

Total other income (expense), net	116	(124)	373	25	3,045

Income before income taxes	6,303	4,846	1,878	11,186	1,459
Provision for (benefit from) income taxes	1,467	1,222	(373)	2,700	(2,531)

Net income	$4,836	$3,624	$2,251	$8,486	$3,990

Net income per share:
Basic	$0.38	$0.29	$0.18	$0.67	$0.31
Diluted	$0.38	$0.29	$0.18	$0.67	$0.31
Dividends declared per share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,587	12,574	12,619	12,574	12,896
Diluted	12,629	12,593	12,691	12,605	12,990

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(Unaudited)

(In thousands, except per share data)
	April 30, 2010	July 31, 2009
Assets:
Cash, cash equivalents, and marketable securities	$168,750	$160,293
Accounts receivable, net	69,188	64,874
Inventories	87,339	79,011
Other current assets	21,988	20,113

Total current assets	347,265	324,291
Property, plant, and equipment, net	80,043	83,688
Other assets	57,998	56,135

Total Assets	$485,306	$464,114

Liabilities and Stockholders’ Equity:
Accounts payable	$28,659	$22,064
Accrued liabilities	30,400	30,330
Advanced payments and deferred revenue	11,968	7,757
Accrued income taxes	4,767	—

Total current liabilities	75,794	60,151

Long-term liabilities	7,220	6,444

Stockholders’ equity	402,292	397,519

Total Liabilities and Stockholders’ Equity:	$485,306	$464,114

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide adjusted non-GAAP gross margin, adjusted non-GAAP operating expenses, adjusted non-GAAP income from operations, adjusted non-GAAP income before income taxes, adjusted non-GAAP net income, and adjusted non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. We incur expense related to share-based compensation included in the GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose adjusted non-GAAP financial measures that exclude share-based compensation.

Acquisition related expenses. We incur amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring charges. We continuously strive to improve the company’s operating efficiency. During the three months ended January 31, 2010, we reduced our work force by 17 employees worldwide. The total cost, including severance and personnel related costs, was $764,000 and was recorded as an operating expense during the three months ended January 31, 2010. During the three months ended January 31, 2009, we reduced our work force by 145 employees or approximately 9% worldwide. The total cost of these activities was $3,811,000 of which $3,488,000 was recorded as an operating expense during the three months ended January 31, 2009. An additional $323,000 was charged against restructuring accrual previously recorded as part of the Copley acquisition. We believe that the exclusion of these expenses allows for comparisons of operating results that are consistent over time.

Taxes. For purposes of calculating adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. In the three months ended January 31, 2009, we recorded $1,729,000 of discrete tax benefits of which $1,232,000 related to an income tax refund for R&D tax credits and $497,000 related the settlement of an income tax audit. In the three months ended April 30, 2009, the Company recorded $124,000 related to interest received on a tax refund. As these adjustments do not reflect the underlying performance of the business they have been excluded from Non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these adjusted non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These adjusted non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these adjusted non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

ADJUSTED NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended			Nine Months Ended
	April 30, 2010	January 31, 2010	April 30, 2009	April 30, 2010	April 30, 2009

GAAP Gross Margin	$38,040	$38,202	$30,961	$107,104	$95,159
Share-based compensation expense	179	81	69	344	214
Acquisition related expenses	282	282	267	846	1,701

Adjusted Non-GAAP Gross Margin	$38,501	$38,565	$31,297	$108,294	$97,074

Percentage of Total Net Revenue	35.9%	37.3%	33.4%	35.4%	32.6%

GAAP Operating expenses	$31,853	$33,232	$29,456	$95,943	$96,745
Share-based compensation expense	(1,210)	(1,202)	(1,019)	(3,483)	(3,572)
Restructuring and voluntary retirement charges	—	(764)	—	(764)	(3,488)
Acquisition related expenses	(451)	(451)	(451)	(1,353)	(1,349)

Adjusted Non-GAAP Operating Expenses	$30,192	$30,815	$27,986	$90,343	$88,336

Percentage of Total Net Revenue	28.2%	29.8%	29.9%	29.5%	29.7%

GAAP Income (Loss) From Operations	$6,187	$4,970	$1,505	$11,161	$(1,586)
Share-based compensation expense	1,389	1,283	1,088	3,827	3,786
Restructuring and voluntary retirement charges	—	764	—	764	3,488
Acquisition related expenses	733	733	718	2,199	3,050

Adjusted Non-GAAP Income From Operations	$8,309	$7,750	$3,311	$17,951	$8,738

Percentage of Total Net Revenue	7.8%	7.5%	3.5%	5.9%	2.9%

GAAP Income Before Income Taxes	$6,303	$4,846	$1,878	$11,186	$1,459
Share-based compensation expense	1,389	1,283	1,088	3,827	3,786
Restructuring and voluntary retirement charges	—	764	—	764	3,488
Acquisition related expenses	733	733	718	2,199	3,050

Adjusted Non-GAAP Income Before Income Taxes	$8,425	$7,626	$3,684	$17,976	$11,783

Percentage of Total Net Revenue	7.9%	7.4%	3.9%	5.9%	4.0%

GAAP Net Income	$4,836	$3,624	$2,251	$8,486	$3,990
Share-based compensation expense	940	857	517	2,577	2,595
Restructuring and voluntary retirement charges	—	492	—	492	2,372
Acquisition related expenses	450	483	488	1,395	2,026
Tax refunds and related interest	—	—	(124)	—	(1,853)

Adjusted Non-GAAP Net Income	$6,226	$5,456	$3,132	$12,950	$9,130

Percentage of Total Net Revenue	5.8%	5.3%	3.3%	4.2%	3.1%

GAAP Diluted Net Income Per Share	$0.38	$0.29	$0.18	$0.67	$0.31
Effect of non-GAAP adjustments	0.11	0.14	0.06	0.36	0.39

Adjusted Non-GAAP Diluted Net Income Per Share	$0.49	$0.43	$0.24	$1.03	$0.70